Exhibit 10.3

VELOCITY FINANCIAL, LLC

2012 EQUITY INCENTIVE PLAN

VELOCITY FINANCIAL, LLC

2012 EQUITY INCENTIVE PLAN

ARTICLE I—GENERAL

1.01	Purpose.

The purposes of this 2012 Equity Incentive (the “Plan”) are to (i) closely associate the interests of the key employees, officers, directors and consultants of Velocity Financing, LLC, a Delaware limited liability company (the “Company”), with the owners by reinforcing the relationship between rewards and gains in Company value; (ii) provide key employees, officers, directors and consultants with equity ownership in the Company commensurate with performance, as reflected in increased unit value; (iii) maintain competitive compensation levels; (iv) provide an incentive to key employees and officers for continued employment with the Company; and (v) provide an incentive to directors and consultants for continuing their relationship with the Company.

1.02	Administration.

A.	The Plan shall be administered by the Board of Managers of the Company (the “Board”).

B.	The Board shall have the sole discretion and authority to:

(i)	Designate the employees, officers, directors and consultants to whom Units (as defined below) shall be issued under the Plan;

(ii)	Determine the class, type, terms and amount of Units provided in the Plan;

(iii)	Impose limitations, restrictions and conditions on Units that are issued, including vesting, forfeiture and repurchase requirements; and

(iv)

Interpret, adopt, amend, rescind rules and regulations relating to the Plan, make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

C.

Decisions and determinations of the Board on all matters relating to the Plan shall be in its sole discretion. No member of the Board shall be liable for any action taken or decision made in good faith relating to the Plan or any Units.

1.03	Eligibility for Participation.

The Board may issue Units to any or all key management employees of the Company and its affiliates, officers, Managers serving on the Board, or consultants providing services to the Company or its affiliates. In the case of consultants, the Board may issue Units to such persons only if they render bona fide services to the Company or its affiliates and such services are not rendered in connection with the offer and sale of securities in a capital raising transaction.

1.04	Aggregate Limit on Units.

Up to 16,071,791 Units may be issued under the Plan (including the Class B Units of the Company outstanding on the date of effectiveness of this Plan). All Units to be issued under the Plan after the effective date shall be authorized and unissued units in the Company.

1.05	Effective Date.

The Plan shall be effective on July 23, 2012.

1.06	Definitions.

In this Plan or in any unit grant agreement, the following definitions shall apply:

A.

“Cause” shall mean (i) Grantee’s conviction of, or plea of guilty or nolo contendere to, a felony or other offense involving moral turpitude; (ii) Grantee’s material breach of the unit grant agreement; (iii) the nonprescription use of any controlled substance or abuse of alcohol that interferes with Grantee’s job performance; (iv) the refusal by Grantee to perform lawful duties directed by the Board; (v) Grantee’s fraudulent act, bad faith or willful misconduct in the performance of his or her duties to the Company or its Affiliates; (vi) Grantee’s material dishonesty in the performance of his duties to the Company or its affiliates; or (vii) Grantee’s gross negligence in the performance of his or her duties to the Company or its affiliates.

B.

“Disability” shall mean Grantee’s inability to perform the material duties required of the Grantee as a result of physical or mental disability for a period of ninety (90) consecutive days or one hundred twenty (120) cumulative days over any three hundred sixty-five (365)-day period during the Grantee’s employment with the Company or its affiliates.

C.	“Grantee” shall mean any person issued Units pursuant to this Plan.

D.

“LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of the Company, (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof), except that the reference in any unit grant agreement to the five year commitment period in Section 3.2(c) of the LLC Agreement shall be a reference to Section 3.2(c) of the Second Amended and Restated Operating Agreement of Velocity Commercial Capital, LLC.

E.	“Unit” shall mean a membership interest in the Company.

ARTICLE II – UNITS

2.01	Issue of Units.

The Board may issue Units to any key management employee, officer, director or consultant, subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe. The Board, in its sole discretion, may impose vesting requirements, restrictions on the transfer or sale of Units, forfeiture provisions and repurchase rights, as it determines appropriate.

2.02	Unit Grant Agreement; LLC Agreement.

As a condition to the issuance of a Unit pursuant to the Plan, the Grantee is required to enter into a unit grant agreement, which shall state the number of Units issued to such Grantee and the terms of such grant as determined by the Board, and the LLC Agreement.

ARTICLE III – SECURITIES LAW COMPLIANCE

3.01	Restricted Securities.

Units acquired pursuant to the Plan are restricted securities under the Securities Act of 1933, as amended, and may not be resold or transferred unless the Units are first registered under the federal securities laws or unless an exemption from such registration is available (including, as applicable, Rule 701 under the Securities Act of 1933, as amended).

3.02	Legal Compliance.

A.

Units shall not be issued pursuant to this Plan unless the issuance and delivery of such Units shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, each as amended and the rules and regulations promulgated thereunder, and all other applicable laws.

B.

As a condition to the issue of a Unit pursuant to the Plan, the Company may require the Grantee to represent and warrant at the time of grant that the Units are being purchased only for investment and without any present intention to sell or distribute such Units if, in the opinion of counsel for the Company, such a representation is required.

C.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Units hereunder, shall relieve the Company of any liability in respect of the failure to issue such Units as to which such requisite authority shall not have been obtained.

D.

If at any time the Board shall determine that (i) the consent or approval of any government regulatory body; or (ii) an agreement by the Grantee with respect to the disposition of Units is necessary or desirable as a condition of, or in connection with, the issue of Units thereunder, such Units may not be issued in whole or in part unless such consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

ARTICLE IV – MISCELLANEOUS

4.01	No Right to Continued Employment.

Nothing in this Plan or in any agreement entered into pursuant to the Plan shall confer upon any employee or officer the right to continue in the employment of the Company or its affiliates or affect any right which the Company or its affiliates may have to terminate the employment of such employee or officer. In the case of Managers or consultants, nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any individual the right to continue as a Manager or consultant or affect any right which the Company or its affiliates may have to terminate any contract, agreement or other relationship between the Company and its affiliates and such person.

4.02	Non-Uniform Determinations.

The Board’s determinations under the Plan (including, without limitation, determinations of the persons to receive Units, and their amount, timing, and terms) need not be uniform and may be made selectively among persons who are eligible for Units under the Plan, whether or not such persons are similarly situated. Any determination made by the Board under this Plan shall be binding and effective only for the purposes set forth herein and shall not bind the Board or the Company in making any determination for any other purpose.

4.03	Issuance of Units.

Units delivered to an individual under the Plan will be issued in the name of the individual.

4.04	Amendment of the Plan.

The Board of Managers may terminate and at any time and from time to time modify or amend the Plan in any respect. The termination or any modification or amendment of the Plan, shall not without the consent of a Grantee, affect his or her rights regarding Units previously issued to him or her.

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